Exhibit 4.1

SENIOR SECURED FIRST LIEN NOTES SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of March 12, 2012, by and among Claire’s Stores, Inc., a Florida corporation (the “Company”), BMS Distributing Corp., a Delaware corporation, CBI Distributing Corp., a Delaware corporation, Claire’s Boutiques, Inc., a Colorado corporation, Claire’s Canada Corp., a Delaware corporation, Claire’s Puerto Rico Corp., a Delaware corporation, and CSI Canada LLC, a Delaware limited liability company, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”), to the Indenture (the “Indenture”), dated as of February 28, 2012, among Claire’s Escrow II Corporation, a Delaware corporation (the “Escrow Issuer”), the Trustee, and the Collateral Agent, as supplemented by the Supplemental Indenture, dated as of March 2, 2012, by and among the Company, the Guarantors, the Trustee and the Collateral Agent (the “First Supplemental Indenture”).

W I T N E S S E T H :

WHEREAS, on February 28, 2012, the Escrow Issuer executed and delivered to the Trustee and the Collateral Agent the Indenture providing for the issuance of $400,000,000 aggregate principal amount of 9.00% Senior Secured First Lien Notes due 2019 (the “Initial Notes”);

WHEREAS, on March 2, 2012, the Escrow Issuer merged with and into the Company (the “Merger”), with the Company as the surviving entity in the Merger;

WHEREAS, as a result of the Merger and pursuant to Section 13.20 of the Indenture, the Company assumed, by and under the First Supplemental Indenture, the obligations of the Escrow Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Initial Notes and the performance and observance of the Indenture on the part of the Escrow Issuer;

WHEREAS, pursuant to Section 13.20 of the Indenture, the Guarantors, by and under the First Supplemental Indenture, unconditionally guaranteed the obligations of the Escrow Issuer for the due and punctual payment of the principal of, premium, if any, and interest on all the Initial Notes and the performance and observance of the Indenture on the part of the Company on the terms and conditions set forth herein;

WHEREAS, the Company has concurrently herewith executed and delivered to the Trustee for authentication an additional $100,000,000 aggregate principal amount of 9.00% Senior Secured First Lien Notes to be issued on the date hereof (the “Additional Notes,” and, together with the “Initial Notes,” the “Notes”);

WHEREAS, the Additional Notes shall have the same terms as and form a single class under the Indenture with the Initial Notes;

WHEREAS, the issuance of the Additional Notes is permitted under Sections 2.01, 4.09 and 4.12 of the Indenture;

WHEREAS, Sections 2.01 and 9.01(13) of the Indenture provide that the Trustee, the Collateral Agent, the Company and each of the Guarantors are authorized to execute and deliver this Second Supplemental Indenture; and

WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate or other action on the part of the Trustee, the Collateral Agent, the Company and each of the Guarantors.

NOW, THEREFORE, for and in consideration of the foregoing premises and for good and valuable consideration, the receipt of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and ratable benefit of the Holders of the Notes, as follows:

Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 2. Additional Notes.

a. Issuance. Pursuant to Section 2.01 of the Indenture, on the date hereof, the Company shall issue, the Guarantors shall guarantee, and the Trustee shall authenticate and deliver, an aggregate principal amount of $100,000,000 of the Additional Notes, in compliance with Section 4.09 and 4.12 of the Indenture. The Additional Notes shall constitute a distinct issuance of Notes but be considered the same class and shall be in the same form as the Initial Notes, upon receipt of an Authentication Order relating thereto specifying the amount of the Additional Notes to be authenticated and the date on which the Additional Notes are to be authenticated. The Additional Notes issued under the Indenture pursuant to Section 2.02 and in compliance with Sections 4.09 and 4.12 of the Indenture shall be part of the same series as the Initial Notes. Unless the context requires otherwise, references to “Notes” for all purposes under the Indenture, as supplemented by this Second Supplemental Indenture, shall include the Additional Notes.

b. Form. In accordance with Section 2.01 of the Indenture, the Additional Notes shall be issued in global form in denominations of $2,000 and integral multiples of $1,000 in excess thereof, in substantially the form of Exhibit A attached hereto. The terms and provisions of the Additional Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Second Supplemental Indenture. The Additional Notes will initially be Restricted Global Notes (including the 144A Global Note and the Regulation S Global Note), in each case bearing the Private Placement Legend.

Section 3. Guarantee; Collateral and Security. For the avoidance of doubt, (a) the Company hereby confirms that its obligations under the Additional Notes constitute Notes Obligations (as such terms are defined in the Indenture), and (b) the Guarantors hereby confirm that each Guarantor’s Guarantee under the Indenture shall apply to the obligations of the Company under the Additional Notes as set forth in Article 10 of the Indenture.

Section 4. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 5. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed by the Trustee or the Collateral Agent by reason of this Second Supplemental Indenture. This Second Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto. In entering into this Second Supplemental Indenture, the Trustee and the Collateral Agent shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee and the Collateral Agent, whether or not elsewhere herein so provided.

Section 6. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 7. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 9. Severability. In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10. Benefits Acknowledged. The Guarantors’ guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Second Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Second Supplemental Indenture are knowingly made in contemplation of such benefits.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CLAIRE’S STORES, INC.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

BMS DISTRIBUTING CORP.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CBI DISTRIBUTING CORP.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S BOUTIQUES, INC.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S CANADA CORP.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CLAIRE’S PUERTO RICO CORP.

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Executive Vice President and Chief Financial Officer

CSI CANADA LLC

By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Manager

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Craig A. Kaye
	Name:	Craig A. Kaye
	Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS COLLATERAL AGENT

By:	/s/ Craig A. Kaye
	Name:	Craig A. Kaye
	Title:	Vice President

Exhibit A

[Global Note Legend]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Private Placement Legend]

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (Il) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

[Regulation S Temporary Global Note Legend]

THIS NOTE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

CUSIP [            ]

ISIN [            ]1

[RULE 144A] [REGULATION S] GLOBAL NOTE

representing up to

$100,000,000

No.	[$ ]

CLAIRE’S STORES, INC.

promises to pay to Cede & Co., or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                      United States Dollars] on March 15, 2019.

Interest Payment Dates: March 15 and September 15, commencing September 15, 2012

Record Dates: March 1 and September 1

[SIGNATURE PAGE FOLLOWS].

[1]	144A CUSIP: 179584 AM9

144A ISIN: US179584AM91

Regulation S CUSIP: U17926 AE

Regulation S ISIN: USU17926AE36

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

CLAIRE’S STORES, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

CLAIRE’S STORES, INC.

9.00% SENIOR SECURED FIRST LIEN NOTES DUE 2019

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Claire’s Stores, Inc., a Florida corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at a rate per annum of 9.00% from February 28, 2012 until maturity. The Issuer will pay interest on this Note semi-annually in arrears on March 15 and September 15 of each year commencing on September 15, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). The Issuer will make each interest payment to the Holder of record of this Note on the immediately preceding March 1 and September 1 (each, a “Record Date”). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 28, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate borne by this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by this Note. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer will pay interest on this Note to the Person who is the registered Holder of this Note at the close of business on March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the Note Register; provided that (a) all payments of principal, premium, if any, and interest on, Notes represented by Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof and (b) all payments of principal, premium, if any, and interest with respect to certificated Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of February 28, 2012 (the “Indenture”), between the Issuer, the Trustee, and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (the “Collateral Agent”). This Note is one of a duly authorized issue of notes of the Issuer designated as its 9.00% Senior Secured First Lien Notes due 2019. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such teens. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. OPTIONAL REDEMPTION.

(a) Except as described below under clauses 5(b), 5(c) and 5(d) hereof, the Notes will not be redeemable at the Issuer’s option.

(b) On or after March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the date of redemption (the “Redemption Date”), if redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2015	106.750%
2016	104.500%
2017	102.250%
2018 and thereafter	100.000%

(c) After the Assumption and prior to March 15, 2015, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the Redemption Date (subject to the right of the Holders of record on the Record Date to receive interest due on the Interest Payment Date).

(d) At any time and from time to time after the Assumption and on or prior to March 15, 2015, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Issuer or (2) by any direct or indirect parent of the Issuer, to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 109.000%, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the Record Date to receive interest due on the Interest Payment Date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated.

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

6. MANDATORY REDEMPTION. Except as set forth in Section 7 herein, the Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. [RESERVED]

8. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII or Article XI of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date, interest ceases to accrue on this Note or portions thereof called for redemption.

9. OFFERS TO REPURCHASE. Upon the occurrence of a Change of Control, the Issuer shall make a Change of Control Offer in accordance with Section 4.13 of the Indenture. In connection with certain Asset Sales, the Issuer shall make an Asset Sale Offer or Collateral Asset Sale Offer as and when provided in accordance with Section 4.10 of the Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 thereafter. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees, the Notes, the Intercreditor Agreements and the Security Documents may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer is required to deliver to the Trustee and the Collateral Agent annually a statement regarding compliance with the Indenture, and the Issuer is required, after becoming aware of any Default, to deliver to the Trustee and the Collateral Agent a statement specifying such Default and what action the Issuer proposes to take with respect thereto.

14. AUTHENTICATION. This Note shall not be entitled to any benefit under the indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authentication agent.

15. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS. No director, officer, employee, manager, incorporator, or holder of any Equity Interest in the Issuer or any Guarantor or any of their direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

17. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES.

18. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19. RANKING AND COLLATERAL. The Notes and the Guarantees are secured by a security interest in the Collateral pursuant to certain Security Documents. The Notes Liens upon any and all Collateral are subject to the Intercreditor Agreements.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

Claire’s Stores, Inc.

2400 West Central Road

Hoffman Estates, IL 60192

Fax No.: (847) 765-6747

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s social security number or taxpayer identification number.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.10              ☐ Section 4.13

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $            . The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.